Board of Directors John B. Dicus, Chairman, President & CEO Michel’ Philipp Cole Morris J. Huey, II Jeffrey M. Johnson Michael T. McCoy, M.D. James G. Morris Reginald L. Robinson Jeffrey R. Thompson

Management John B. Dicus, Chairman, President & CEO Anthony S. Barry, Executive Vice President Natalie G. Haag, Executive Vice President & Corporate Secretary Rick C. Jackson, Executive Vice President Robert D. Kobbeman, Executive Vice President Daniel L. Lehman, Executive Vice President Carlton A. Ricketts, Executive Vice President Kent G. Townsend, Executive Vice President

Safe Harbor Disclosure Except for the historical information contained in this presentation, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including the possibility that expected cost savings, synergies and other benefits from the acquisition of CCB might not be realized within the anticipated time frames or at all, and the possibility that costs or difficulties relating to integration matters might be greater than expected, changes in economic conditions in Capitol Federal Financial, Inc.’s market area, changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities, other governmental initiatives affecting the financial services industry, changes in accounting principles, policies or guidelines, fluctuations in interest rates, demand for loans in Capitol Federal Financial, Inc.’s market area, the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the SEC. Actual results may differ materially from those currently expected. These forward-looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this presentation. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

Selected Balance Sheet Data September 30, 2018 2017 (in thousands) Total Assets $ 9,449,547 $ 9,192,916 Total Loans $ 7,514,485 $ 7,195,071 Total Deposits $ 5,603,354 $ 5,309,868 Total Borrowings $ 2,285,033 $ 2,373,808 Total Stockholders' Equity $ 1,391,622 $ 1,368,313

Financial Performance FY 2018 Net Income (in thousands) $98,927 Earnings Per Share (basic & diluted) $0.73 Net Interest Margin* 2.24% Return on Average Assets* 1.07% Return on Average Equity* 7.12% *Adjusted to exclude the effects of the leverage strategy

Financial Performance FY 2018 Efficiency Ratio 43.89% Operating Expense Ratio 0.92% Non-performing Assets to Total Assets 0.14% Equity to Total Assets 14.7%

Calendar Year 2018 Dividends (in thousands) Regular quarterly dividends* $ 45,982 True Blue® Capitol dividend (June) 33,614 True-up dividend (December) 53,666 Total cash dividends paid in 2018 $ 133,262 *Paid in February, May, August, and November.

Cumulative Cash Returned to Stockholders (in millions) $1,500.0 $1,377.5 $1,244.2 $1,250.0 Stockholder Dividends $1,000.0 $7.12 Per Share $6.14 Per Share $750.0 $500.0 † † $876.2 $1,009.5 $250.0 Share Repurchases 31,009,944 Shares Avg. Price of $11.87 $0.0 $368.0 $368.0 2017 2018 †Includes named capital dividends paid

Payment of Dividends • CFFN declared a regular quarterly dividend of $0.085 per share on January 22, 2019. • For fiscal year 2019, it is the intent of our Board and management to pay out 100% of our net income. • Dividends will be paid in a combination of quarterly and true-up cash dividends.

Building Blue • Single-Family Portfolio • Strong Cost Controls Lender • Strong Capital Position • Deposit Services • Stockholder Value • Commercial Banking • Interest Rate Risk • Excellent Asset Quality Management

Executive Management Bob Kobbeman, Executive Vice President Chief Commercial Banking Officer

Executive Management Carl Ricketts, Executive Vice President Chief Corporate Services Officer

Executive Management Tony Barry, Executive Vice President Corporate Services Officer

Chairman Emeritus Jack Dicus

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